Exhibit 99.1

FOR IMMEDIATE RELEASE November 7, 2017

Contact Information Below

CORELOGIC NAMES TWO NEW INDEPENDENT DIRECTORS

IRVINE, Calif., November 7, 2017-CoreLogic® (NYSE: CLGX), a leading global property information, analytics and data-enabled solutions provider, today announced that its Board of Directors has expanded the size of the Board from nine directors to eleven directors and elected corporate venture capital leader Claudia Fan Munce and technology strategy and risk management expert Vikrant Raina to the Board, effective November 1, 2017.

Chairman of the Board Paul Folino commented, “We are very pleased to add these two respected leaders in the venture and investment communities to the CoreLogic Board of Directors. Both Claudia and Vik bring extensive experience in identifying emerging technologies and helping firms advance growth. Claudia will provide particular expertise in technology, innovation and strategy, while Vik adds deep experience in technology services, business services, risk management and investment strategies. These new perspectives will make an important contribution to the Board’s oversight of CoreLogic. We are honored to welcome Claudia and Vik to our Board.”

Claudia Fan Munce
Ms. Munce, 58, is a venture advisor at New Enterprise Associates (NEA), one of the world’s largest and most active venture capital firms. She joined NEA in 2016 after 30 years at IBM Corporation, where she was a founding member and managing director of IBM Venture Capital Group and a vice president of IBM Corporate Development. In her role, she formed strategic relationships with top venture capitalists in Silicon Valley and around the globe to drive IBM’s growth in new markets through partnerships and acquisitions. Ms. Munce serves as a board member for Best Buy, Bank of the West/BNP Paribas, Global Corporate Venturing, and the American Association for Advancement of Science/Lemelson Foundation. She has also served on the boards of many global venture capital organizations, including the Latin American Venture Capital Association, Women in Leadership in Private Equity (China), Canadian Innovation Exchange, Savannah Fund (Africa), and the National Venture Capital Association. Ms. Munce was born in Taiwan and grew up in Brazil. She holds a master’s degree in computer science from the Santa Clara University School of Engineering and a master’s degree in management from the Stanford University Graduate School of Business.

Exhibit 99.1

Vikrant Raina
Mr. Raina, 50, is a Managing Partner at BV Investment Partners, a middle-market private equity firm focused on technology services and business services sectors. Mr. Raina has more than 25 years of investment banking, strategic consulting, and principal investment experience. Since joining BV Investment Partners in 1999, Mr. Raina has served on more than ten company boards including Camp Systems, Survey Sampling Inc., and TriCore Solutions. Additionally, he manages the firm’s investment strategy, risk management, and limited partnership relations activities and chairs the Investment, Operating, and Valuation committees. Previously, Mr. Raina was an Executive Director in the Communications, Media, and Technology Group at Goldman Sachs (Asia), and a Project Leader at The Boston Consulting Group, Inc. Mr. Raina holds a master’s degree in business administration from the Harvard Graduate School of Business Administration, where he was a Baker Scholar, and completed his undergraduate degree in computer science at Yale University.

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The company’s combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

CORELOGIC and the CoreLogic logo are trademarks of CoreLogic, Inc. and/or its subsidiaries. All other trademarks are the property of their respective owners.

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Media Contact:                    Investor Contact:
Alyson Austin                        Dan Smith
Corporate Communications                Investor Relations
949-214-1414                        703-610-5410
newsmedia@corelogic.com                danlsmith@corelogic.com